UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2013 (February 28, 2013)

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600

San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2013, GeoPetro Resources Company, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with MCW Energy Group Limited, an Ontario corporation (“Parent”), and MCW CA SUB, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”) and the Company will survive the Merger and continue as a subsidiary of Parent. The Merger Agreement has been approved by Boards of Directors of each of the Company, Parent and Merger Sub.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each issued and outstanding common share of the Company (“Company Common Shares”) (other than Dissenting Shares (as hereinafter defined) and Company Common Shares owned by Parent, Merger Sub and the Company, which will be cancelled with no consideration paid therefor), shall be converted into the right to receive 0.07840916 common shares of Parent and 0.138485 Parent Class B Preferred Shares (the “Common Shareholder Consideration”) and (ii) each issued and outstanding share of Series B Preferred Stock of the Company (“Company Preferred Shares”) (other than Dissenting Shares (as hereinafter defined) and Company Preferred Shares owned by Parent, Merger Sub and the Company, which will be cancelled with no consideration paid therefor), shall be converted into the right to receive 0.07840916 Parent Class A Preferred Shares (the “Preferred Shareholder Consideration,” together with the Common Shareholder Consideration, the “Merger Consideration”). The Parent Class A Preferred Shares will have the same substantive terms as the Company Preferred Shares with respect to voting rights, the right to receive dividends and the right to receive distributions upon liquidation. The Parent Class B Preferred Shares will not have the right to vote or receive dividends, nor will they have the right to receive distributions upon any liquidation. During the five years following the Merger, should the Company achieve certain EBITDA targets, the Parent Class B Preferred Shares shall be automatically converted into common shares of Parent. As used herein, “Dissenting Shares” are Company Common Shares and Company Preferred Shares issued and outstanding immediately prior to the Effective Time which are held by any holder who has not voted in favor of the Merger and who has properly exercised dissenters’ rights in accordance with applicable law.

The parties intend to request a hearing before the California Commissioner of Corporations and the approval of the Commissioner of the terms and conditions of the Merger. Obtaining such an approval from the Commissioner would qualify the Merger Consideration for an exemption from the registration thereof under the U.S. Securities Act of 1933, as amended, and such approval is a condition to the obligations of the parties to consummate the Merger.

One of the conditions to the obligation of Parent and Merger Sub to consummate the Merger is that the Company shall have secured, on or before March 29, 2013 (unless extended by Parent, in its sole discretion) $1,900,000 in equity financing, consisting of the issuance of additional Company “units” (consisting of one share of the Company’s Common Stock and a warrant to purchase a one-half share of the Company’s Common Stock) at a price per unit of not less than $0.10. The Merger Agreement includes additional customary representations, warranties and covenants of the Company, Parent and Merger Sub. Among other things, the Company has agreed to conduct its business in the ordinary course of business and in a manner consistent with prior practice until the Merger is consummated, except as otherwise provided in the Merger Agreement.

Under the Merger Agreement, consummation of the Merger is subject to satisfaction or waiver of certain customary closing conditions, including, among others: the approval of the Merger by the Company’s and Parent’s shareholders, the absence of certain legal impediments to the consummation of the Merger, the receipt of required governmental consents and approvals and the expiration of any waiting periods under applicable regulatory clearance processes, no more than 5% of the Common Shares and Preferred Shares being Dissenting Shares and, subject to certain materiality exceptions, the accuracy of representations and warranties made by the Company and Parent, respectively, and compliance by the Company and Parent with their respective obligations under the Merger Agreement. Consummation of the Merger is also subject to the common shares of Parent having been included for listing on the NYSE MKT.

The Merger Agreement contains certain provisions giving each of the Company and Parent the right to terminate the Merger Agreement under certain circumstances, including the right of the Company to terminate the Merger Agreement in order to enter into a definitive agreement with a third party making an unsolicited acquisition or similar proposal that the board of directors of the Company, in good faith, determines, subject to the terms and conditions of the Merger Agreement, to be more favorable to the shareholders of the Company from a financial point of view than the Merger. Upon termination of the Merger Agreement, under specified circumstances (including those described above), the Company may be required to pay Parent a termination fee of $250,000.

The foregoing description of the Merger Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events

On March 1, 2013, the Company and Parent issued a joint press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “may,” “will,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; the Company’s and Parent’s ability to consummate the Merger; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; operating costs and business disruption may be greater than expected; the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Company and Parent caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company and Parent or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither the Company nor Parent undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Parent. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the SEC. The Company plans to file with the SEC other documents regarding the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the Company’s shareholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations website page by clicking the “Investor Relations” link at www.geopetro.com or by sending a written request to the Company’s Secretary at 150 California Street, Suite 600, San Francisco, CA 94111, or by calling the President of the Company at (415) 398-8186.

The Company, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of Company stock is set forth in the proxy statement for the Company’s 2012 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement the Company will file with the SEC when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 28, 2013, by and among MCW Energy Group Limited, MCW CA SUB, and GeoPetro Resources Company

99.1	Press release, dated March 1, 2013, issued by MCW Energy Group Limited and GeoPetro Resources Company regarding the Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman

Dated: March 1, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 28, 2013, by and among MCW Energy Group Limited, MCW CA SUB, and GeoPetro Resources Company

99.1	Press release, dated March 1, 2013, issued by MCW Energy Group Limited and GeoPetro Resources Company regarding the Merger